UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 17, 2014

(Date of earliest event reported)

SciClone Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

950 Tower Lane, Suite 900 Foster City, CA		94404
(Address of principal executive offices)		(Zip Code)

(650) 358-3456

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) On January 17, 2014, SciClone Pharmaceuticals, Inc. (the “Company”) was advised by PricewaterhouseCoopers LLP (“PwC US”), the Company’s independent registered public accounting firm, that it resigned as the Company’s independent registered public accounting firm as of January 17, 2014 in connection with a transition to PricewaterhouseCoopers Zhong Tian LLP (“PwC China”) as the Company’s independent registered public accounting firm (see subsection (b) below) upon the determination that PwC China is the principal auditor under applicable auditing standards.

PwC US was appointed as the Company’s independent registered public accounting firm on April 8, 2013. As of and through the January 17, 2014 date of resignation, PwC US had not issued any reports on the financial statements of the Company for any period. During the period April 8, 2013 through January 17, 2014, there were no disagreements with PwC US on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of PwC US would have caused PwC US to make reference to the matter in their report.

During the year ended December 31, 2012, the Company identified deficiencies in the design and operating effectiveness of controls primarily associated with the timing of revenue recognition for its Pfizer products and product returns reserves related to its Aggrastat product line, the override of certain controls in the financial statement close process related to its NovaMed subsidiary, and the corporate monitoring thereof. The Company concluded that the aggregation of these deficiencies is a material weakness. A material weakness is a control deficiency, or combination of control deficiencies, that results in a more than remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The Company is continuing efforts to remediate related controls, but such remediation continues to be in-process as of the date of this filing.

The Company has requested PwC US to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated January 24, 2014, is filed as Exhibit 16 to this Form 8-K.

(b) Effective January 24, 2014, the Company’s Audit Committee approved the appointment of PwC China as the Company’s independent registered public accounting firm to perform independent audit services beginning with the fiscal year ending December 31, 2013. Although PwC China performed work on components of the Company in support of PwC US services during the period April 8, 2013 through January 17, 2014, neither the Company nor anyone on its behalf has consulted with PwC China regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided by PwC China that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The determination that PwC China is the principal auditor was made based on a variety of quantitative and qualitative factors related to the business, including the geographic location of assets, revenues and operations of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

16	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated January 24, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2014	SCICLONE PHARMACEUTICALS, INC.

	By:	/s/ Wilson W. Cheung
Wilson W. Cheung
Chief Financial Officer and Senior Vice President, Finance